Exhibit 99.1

CONTACTS:

MEDIA:

Jeff Macdonald

Acorda Therapeutics

(914) 347-4300 ext. 232

jmacdonald@acorda.com

INVESTOR RELATIONS:

Molly Newton

Acorda Therapeutics

(914) 347-4300 ext. 203

mnewton@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics, Inc. Announces Pricing of Public Offering of Common Stock

Hawthorne, New York —  February 13, 2008— Acorda Therapeutics, Inc.® (NASDAQ: ACOR) announced today that it has entered into an underwriting agreement relating to the sale of 3,300,000 shares of its common stock at $21.50 per share, pursuant to Acorda’s previously filed registration statement, which was declared effective by the Securities and Exchange Commission on February 5, 2008.  Of the shares being sold, 3,217,000 shares are being sold by the Company and 83,000 shares are being sold by a selling stockholder.  The Company has granted the underwriters a 30-day option to purchase up to an additional 495,000 shares of common stock at the public offering price.

The Company intends to use the net proceeds from this offering to complete its second Phase 3 Fampridine-SR clinical trial in multiple sclerosis and to conduct other activities related to the filing of a new drug application and preparation for potential market launch of Fampridine-SR (if approved), for research and development and for general corporate purposes.

J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. are acting as joint bookrunning managers of the offering. Information about the offering is available in the prospectus supplement for the offering filed with the Securities and Exchange Commission. A copy of the prospectus supplement, when available, may be obtained from: J.P. Morgan Securities Inc. or Deutsche Bank Securities Inc. by email to addressing.services@jpmorgan.com or prospectusrequest@list.db.com, respectively, or by mail to J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11224, or Deutsche Bank Securities Inc., Deutsche Bank Securities, Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, New Jersey 07311-3988.

About Acorda Therapeutics

Acorda Therapeutics, Inc. is a biotechnology company developing therapies for spinal cord injury, multiple sclerosis and related nervous system disorders. The Company’s marketed products include Zanaflex Capsules® (tizanidine hydrochloride), a short-acting drug for the management of spasticity. The Company’s lead clinical stage product, Fampridine-SR, is in a Phase 3 clinical trial to evaluate its safety and efficacy in improving walking ability in people with MS.  The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including Acorda Therapeutics’ ability to successfully market and sell Zanaflex Capsules, the risk of unfavorable results from future studies of Fampridine-SR, delays in obtaining or failure to obtain FDA approval of Fampridine-SR, competition, failure to protect its intellectual property or to defend against the intellectual property claims of others, the ability to obtain additional financing to support Acorda Therapeutics’ operations, and unfavorable results from its preclinical programs. These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.